Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

MGM CHINA HOLDINGS LIMITED

美高梅中國控股有限公司

(incorporated in the Cayman Islands with limited liability)

(Stock Code: 2282 and Debt Stock Codes: 6026, 6028, 40258, 40634)

INSIDE INFORMATION

THE GAMING CONCESSION CONTRACT

This is an announcement made by MGM China Holdings Limited (the “Company”) pursuant to the Inside Information Provisions under Part XIVA of the Securities and Futures Ordinance (Cap. 571) and Rules 13.09 and 37.47B of the Listing Rules.

INTRODUCTION

On April 19, 2005, as approved and authorised by the Macau Government, our subsidiary, MGM Grand Paradise, was granted a 15-year gaming sub-concession under the Sub-concession Contract, commencing on April 20, 2005 and expiring on March 31, 2020, to operate games of fortune and chance and other games in casino in Macau. As disclosed in the announcements of the Company on March 15, 2019 and June 23, 2022, the Sub-concession Contract was successively extended to June 26, 2022 and December 31, 2022 respectively. In the second half of 2022, the Macau Government conducted an international tender process for gaming concessions in Macau to which MGM Grand Paradise has submitted its tender (the “Tender”) on September 14, 2022.

As disclosed in the announcement of the Company dated November 27, 2022, on November 26, 2022, MGM Grand Paradise was provisionally awarded the Gaming Concession, commencing on January 1, 2023 and expiring on December 31, 2032.

The Board is pleased to announce that on December 16, 2022, MGM Grand Paradise received the final award of the Gaming Concession by order of the Chief Executive and the Concession Contract was executed between the Macau Government and MGM Grand Paradise.

The terms of the Concession Contract are substantially the same as those under the Sub-concession Contract previously entered into, save for the changes related to the Gaming Law and different commercial arrangements.

THE CONCESSION CONTRACT

The principal terms of the Concession Contract are set out below:

Date	:	January 1, 2023

Parties	:	(i) the Macau Government; and

(ii) MGM Grand Paradise.

Term	:	The expiry date of the Gaming Concession is December 31, 2032.

Gaming tables and electric or mechanical gaming machines, including slot machines

By order of the Secretary for Economy and Finance dated December 15, 2022, notified to MGM Grand Paradise on December 17, 2022, the Concessionaire, subject to the condition of obtaining the final award, is entitled to operate a total of 750 gaming tables and 1,700 electric or mechanical gaming machines, including slot machines under the Gaming Concession, compared with 552 gaming tables and 1,701 electric or mechanical gaming machines, including slot machines, currently in operation under the Sub-concession Contract.

Contributions to the Macau Government

Upon signing of the Concession Contract, MGM Grand Paradise shall pay the Macau Government the following contributions, which are common to all concessionaires:

Special gaming tax:	35% of gross gaming revenue

Annual gaming premium:	• Fixed premium of MOP30 million (equivalent to approximately HK$29 million) per annum;

• Variable premium[1,2] depending upon the number of gaming tables and electric or mechanical gaming machines, including slot machines in operation:

•  MOP300 thousand (equivalent to approximately HK$291 thousand) per annum per gaming table reserved to certain games and players, including gaming tables in special gaming rooms or special gaming areas;

• MOP150 thousand (equivalent to approximately HK$146 thousand) per annum per gaming table not reserved to certain games and players; and

• MOP1 thousand (equivalent to approximately HK$0.97 thousand) per annum per electric or mechanical gaming machines, including slot machines

Additional levies:[3]

•  Annual payment in an amount corresponding to 2% of gross gaming revenue which will be given to a public foundation whose object is the promotion, development or study of cultural, social, economic, educational, scientific, academic, and charity activities;

• Annual payment in an amount corresponding to 3% of gross gaming revenue which will be used for urban development and construction, promotion of tourism and social security.

1	The variable premium shall not be less than the amount payable with respect to the operation of 500 gaming tables and 1,000 electric or mechanical gaming machines, including slot machines.
2

By order of the Chief Executive no. 162/2022, the minimum annual gross gaming revenue per gaming table is MOP7 million (equivalent to approximately HK$6.8 million); the minimum annual gross gaming revenue per electric or mechanical gaming machines, including slot machines, is MOP300 thousand (equivalent to approximately HK$291 thousand). Pursuant to Article 20 of the Gaming Law, if the average gross revenue arising of the operation of gaming tables or electric or mechanical gaming machines, including slot machines, do not reach the minimum limit fixed by order of the Chief Executive, the concessionaire will have to pay a special premium, in the amount corresponding to the difference between the amounts of the special gaming tax payable on the average gross revenue, and the one that would be payable if this minimum limit had been achieved. The average gross revenue is calculated according to the maximum number of gaming tables and electric or mechanical gaming machines, including slot machines, authorized for the concessionaire in the year to which it relates, with the exception of the number of gaming tables and electric or mechanical gaming machines, including slot machines authorized to operate temporarily.

3

The Chief Executive may, after having heard the Specialized Committee for the Gaming Sector, grant a reduction or exemption from the payment of the additional levies for reasons of public interest, namely for expansion of overseas customer markets, pursuant to terms to be defined under supplementary regulations.

Share Capital

Under the Gaming Law, among other requirements, the concessionaire is required to have a minimum capital of MOP5 billion (equivalent to approximately HK$4.85 billion) (previously MOP200 million, equivalent to approximately HK$194 million) and its managing director is required to be a Macau permanent resident holding at least 15% of the share capital in the concessionaire (previously 10%) and at the date of this announcement, MGM Grand Paradise has completed a capital restructuring to comply with the Gaming Law requirements. The net asset value of MGM Grand Paradise shall not be less than MOP5 billion (equivalent to approximately HK$4.85 billion) throughout the term of the Concession Contract.

Investment Arrangements

Pursuant to the Concession Contract, MGM Grand Paradise undertakes to implement the investment projects in accordance with the Tender, including investment in gaming and non- gaming projects. The investment committed by MGM Grand Paradise is MOP16.7 billion (equivalent to approximately HK$16.2 billion), of which MOP15 billion (equivalent to approximately HK$14.6 billion) is in non-gaming projects.

In case the market-wide gross gaming revenue reaches MOP180 billion (equivalent to approximately HK$175 billion) in any one year, MGM Grand Paradise is required to increase, in the following years, the investment in non-gaming projects in an amount corresponding to 20% of the base non-gaming investment.

Where the triggering event of the additional investment mechanism occurs on or after the sixth year of the Concession Contract, the additional investment amount shall be reduced proportionally as follows:

Year of occurrence of the
Triggering event of the additional investment	Proportion of the investment amount
5th year or before	20% of the base investment amount

6th year	16% of the base investment amount

7th year	12% of the base investment amount

8th year	8% of the base investment amount

9th year	4% of the base investment amount

10th year	0% of the base investment amount

Bank guarantee for fulfillment of the obligations under the Concession Contract

The Concessionaire is also required to provide, effective from January 1, 2023 until 180 days after the expiration of the Concession Contract, a bank guarantee in an amount of MOP1 billion (equivalent to approximately HK$0.97 billion) to the Macau Government and at the date of this announcement, MGM Grand Paradise has complied with this obligation. This guarantee supports MGM Grand Paradise’s legal and contractual obligations under the Concession Contract, including the payment of premiums, fines and indemnities for any failure to perform the Concession Contract and the fulfilment of MGM Grand Paradise’s labor liabilities.

Notifications and Authorizations

During the term of the Concession Contract, MGM Grand Paradise is subject to the obligation of giving advance notice to the Chief Executive regarding major financial decisions in relation to (i) internal capital redeployment exceeding 50% of MGM Grand Paradise’s share capital, (ii) salaries, remuneration and welfare expenses exceeding 10% of MGM Grand Paradise’s share capital, and (iii) other financial actions exceeding 10% of MGM Grand Paradise’s share capital.

MGM Grand Paradise is obligated to notify the Macau Government of any loan granted to a third- party exceeding MOP60 million (equivalent to approximately HK$58 million).

MGM Grand Paradise shall obtain authorization from the Secretary for Economy and Finance when entering into a loan or similar contract as a grantor or as borrower in an amount equivalent to or in excess of MOP100 million (equivalent to approximately HK$97 million).

MGM Grand Paradise shall obtain authorization from the Secretary for Economy and Finance for the transfer of ownership rights and credit rights exceeding MOP100 million (equivalent to approximately HK$97 million).

The issuance of debt securities shall be subject to the authorization of the Chief Executive.

Termination and Redemption

According to the Gaming Law, the Chief Executive, after hearing the advice of the Specialized Committee for the Gaming Sector, may terminate the Gaming Concession for the following reasons:

(1)	endangering the security of the state or Macau by the Concessionaire;

(2)	agreement between the Macau Government and the Concessionaire;

(3)	redemption of the Gaming Concession;

(4)	failure of the Concessionaire to perform its obligations;

(5)	for the best of the public interest;

(6)	lack of appropriate qualifications of the Concessionaire as referred to in Article 14 under the Gaming Law.

From the eighth year of the Gaming Concession, the Macau Government may redeem the Gaming Concession by providing MGM Grand Paradise at least one year’s prior notice. In the event the Macau Government exercises this redemption right, MGM Grand Paradise is entitled to reasonable and fair damages or indemnity. Pursuant to the Concession Contract, the amount of such compensation or indemnity will be determined in accordance with Clause 2 of Article 46 of the Gaming Law, which shall correspond to the benefits that MGM Grand Paradise no longer receives as a result of the redemption from the projects included in the investment plan under the Concession Contract. With regards to construction investments, the compensation shall correspond to the income generated by such construction investments in the previous year before deduction of interest, depreciations and amortizations, and multiplied by the number of remaining years until the end of the term of the Concession Contract.

REVERSION OF CASINOS, GAMING EQUIPMENT AND UTENSILS UNDER THE CONCESSION CONTRACT

Upon termination of the Concession Contract, the casinos, gaming equipment and utensils used for gaming businesses of the Concessionaire, including the gaming equipment and utensils located outside the casinos, shall automatically revert to the Macau Government at no consideration, free of liens or encumbrances (with the exception of the casinos, gaming equipment and utensils which have been temporarily transferred to the Concessionaire for the use of the Concessionaire in accordance with the provisions of the Concession Contract).

REASONS FOR AND BENEFITS OF THE CONCESSION CONTRACT

The Group’s core business is the development and operation of casinos and related facilities in Macau. The Board considers that the Concession Contract represents an important development for the Group. The Board considers that the terms of the Concession Contract are fair and reasonable and in the interests of the Company and the Shareholders as a whole.

LINK TO THE CONCESSION CONTRACT

Please find below the link to the Concession Contract published on the official gazette of Macau no. 50, 2nd Series, 2nd Supplement, on December 16, 2022.

https://bo.io.gov.mo/bo/ii/2022/50/extractos_cn.asp#dsf1

INFORMATION ON THE PARTIES

The Company is incorporated in the Cayman Islands with limited liability and the shares of which are listed on the Stock Exchange (stock code: 2282). The Company, through its principal subsidiary, MGM Grand Paradise, is engaged in the development and operation of casino games of chance and other casino games, where permitted by applicable laws, and the related hotel and resort facilities in Macau and/or in other parts in Asia. It owns and operates MGM Macau and MGM Cotai through MGM Grand Paradise. To the best of the Directors’ knowledge, information and belief having made all reasonable enquiries, the Macau Government are third parties independent of and not connected with the Company and its connected persons.

Shareholders of the Company and potential investors are advised to exercise caution when dealing in the shares of the Company.

DEFINITIONS

In this announcement, the following expressions shall have the meanings set out below unless the context requires otherwise.

“Board”	:	the board of Directors of the Company

“Chief Executive”	:	the chief executive of Macau

“Concession Contract”	:	the gaming concession contract for the operation of the Gaming Concession be entered into between the Macau Government and the Company on December 16, 2022

“Directors”	:	the Director(s) of the Company

“Gaming Concession”

:   the concession for the operation of games of fortune or chance or other games in casino in Macau, for a term of 10 years, commencing on January 1, 2023, and expiring on December 31, 2032, as the same may be extended from time to time in accordance with law, following the expiry of the current gaming sub-concession on December 31, 2022

“Gaming Law”	: Macau Law No. 16/2001 (Legal Framework for the Operations of Games of Fortune and Chance in a Casino) as amended by Macau Law No. 7/2022

“Group”	: the Company and its subsidiaries

“HK$”	: Hong Kong dollar(s), the lawful currency of Hong Kong

“Hong Kong”	: the Hong Kong Special Administrative Region of the People’s Republic of China

“Listing Rules”	: the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited, as amended, supplemented or otherwise modified from time to time

“Macau”	: the Macau Special Administrative Region of the People’s Republic of China

“Macau Government”	: the government of Macau

“MGM Cotai”	: the hotel and casino of that name in Cotai and all contiguous additions

“MGM Grand Paradise” or “Concessionaire”

:   MGM Grand Paradise S.A., a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macau, a non-wholly owned subsidiary of the Company and one of six concessionaires authorised to operate casino games of chance and other casino games in Macau

“MOP”	: Macau Pataca(s), the lawful currency of Macau

“MGM Macau”	: the hotel and casino of that name in the Macau peninsula and all contiguous additions

“Secretary for Economy and Finance”	: the Secretary for Economy and Finance of the Macau Government

“Shareholder(s)”	: holder(s) of the share(s) of the Company from time to time

“Specialized Committee for the Gaming Sector”	: the specialized committee for the gaming sector established by the Macau Government under Administrative Regulation No. 32/2022

“Stock Exchange”	: the Stock Exchange of Hong Kong Limited

“Sub-concession Contract”

:   the gaming sub-concession contract for the operation of casino games dated April 19, 2005 approved and authorised by the Macau Government and entered into between SJM Resorts, S.A., formerly Sociedade de Jogos de Macau and MGM Grand Paradise, expiring on December 31, 2022

For the purpose of this announcement, amounts in MOP are converted to HK$ at the conversion rates of MOP1.03 = HK$1.00 for illustration only. No representation was made that any amounts in MOP could have been or could be converted into HK$ at such rate or any other rates.

By order of the Board
MGM China Holdings Limited Antonio MENANO Company Secretary

Hong Kong, December 18, 2022

As at the date of this announcement, our directors are William Joseph HORNBUCKLE, Pansy Catilina Chiu King HO, Chen Yau WONG and John M. MCMANUS as executive directors; Kenneth Xiaofeng FENG, Daniel J. TAYLOR, Ayesha Khanna MOLINO and Jonathan S. HALKYARD as non-executive directors; and Sze Wan Patricia LAM, Russell Francis BANHAM, Simon MENG and Chee Ming LIU as independent non-executive directors.